Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Ranger Energy Services, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert S. Shaw Jr., Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:March 13, 2018

/s/ Robert S. Shaw Jr.
Robert S. Shaw Jr.
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)